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                                                                    EXHIBIT 10.5

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                          EMPLOYEES TRANSFER AGREEMENT
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                        BY AND AMONG:


                  (1)   WIPRO LIMITED

                  (2)   WIPRO EPERIPHERALS LIMITED

                  (3)   PROMOTERS


                    Dated August 30, 2000
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CONTENTS                                                        Page


Clause Heading

1  Definitions and Interpretation
2  Employee related issues
3  Miscellaneous

SCHEDULES

Schedule 1        Employees
                  Part A - Employees having an option to be transferred back to
                           Wipro
                  Part B - All other employees

Schedule 2        Part A - Retained Employees
                  Part B - Retained employees under deputation
                  Part C - Retained employees under sabatical


EXHIBITS

Exhibit I      Form of Acknowledgement of transfer of employment
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THIS EMPLOYEES TRANSFER AGREEMENT is made on the 30th day of August  2000

BETWEEN:

(1) WIPRO LIMITED, a company deemed to be registered under the provisions of the Companies Act, 1956, whose registered office is Doddakannelli, Sarjapur Road, Bangalore 560 035, India (hereinafter referred to as "WIPRO " which term and expression shall wherever, the context otherwise requires, be deemed to include its successors);

(2) WIPRO ePERIPHERALS LIMITED, a company registered under the provisions of the Companies Act, 1956, whose registered office is 40/1A, Basappa Complex, Lavelle Road, Bangalore ("COMPANY" which term and expression shall wherever the context otherwise requires be deemed to include its successors);

(3) THE PARTIES listed in Exhibit A to this Agreement (hereinafter collectively referred to as "Promoters" which term and expression shall wherever the context otherwise requires be deemed to include its successors and assigns)


WHEREAS:

A. Wipro is a diversified company having a presence in a number of businesses. Wipro, has, inter alia, been carrying on the business of manufacture and marketing of computer peripherals through its Peripherals Systems Division (PSD).

B. Wipro has decided to restructure PSD as a separate legal entity to allow entrepreneurial talent, to get strategic investment, to facilitate the growth of the volume driven product business in the new entity and to create value for its shareholders.

C. Consequent to this, Wipro and the Company has entered into a Business Sale and Purchase Agreement dated August 30, 2000 in terms of which PSD has been sold by Wipro to the Company.

D. In terms of the conditions contained in the Business Sale and Purchase Agreement, Wipro agrees to transfer all the Employees on the terms and conditions contained in this agreement.

E. Therefore, the Parties hereto are now entering into this Employment Transfer Agreement.

NOW IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES as follows:

1.      DEFINITIONS AND INTERPRETATION

1.01    Definitions:
----    -----------

In this Agreement, the terms listed below shall, unless the context requires otherwise, have the meanings attached to them. These terms may be identified by the capitalisation of the first letter of each principal word thereof.

1.1.1 "Agreement" means this Employee Transfer Agreement and includes the recitals, schedules and appendices, and any amendments to this Agreement executed by and between the Parties in writing.

1.1.2 "Business" means the PSD as a going concern, as presently carried on by WIPRO and, where the context permits, shall include the Business Assets and Business Liabilities ;
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1.1.3   "Deferred Benefits" means the benefits accruing to the Employees under the provident fund, gratuity and pension and accumulated leave

1.1.4 "Effective Date" means the close of business on August 31, 2000 or such other date as the parties may mutually agree in writing;

1.1.5 "Employees" means all the employees of PSD who are to be transferred to the Company at Completion; particulars of whom are set out in
        Schedule 1.

1.1.6 "Promoters" means all the shareholders of the Company (other than WIPRO) each of whom individually hold more than 0.5% of the equity share capital of the Company.

1.1.7 "PSD" means the Peripherals Systems Division (which forms part of the Wipro Infotech business) of WIPRO (also known as Wipro Peripherals).

1.1.8 "MOU" means the Memorandum of Understanding dated [ ] entered into by and between WIPRO and the Promoters.

1.1.9 "Retained employees" means all the employees of the PSD who would be retained by WIPRO at Completion, particulars of whom are set out in Part A, Part B and Part C of Schedule 2

1.1.10 "Retained employees under deputation" means those Retained employees particulars of whom are set out in Part B of Schedule 2.

1.1.11 "Retained employees under sabatical" means those Retained employees particulars of whom are set out in Part C of Schedule 2.

1.1.12 "Relatives" means relative as defined under Section 4 of the Companies Act, 1956.

1.1.13 "Stock options" refers to equity stock options to be granted by the Company to the Employees under an approved Employee Stock Option Plan.

1.1.14 "WERT Shares" refers to the Shares held by the Employees jointly with the Wipro Equity Reward Trust in accordance with the rules of the said trust.

1.1.15 "Wipro Stock Options" refers to the Equity Stock Options granted by WIPRO to the Employees under the Wipro Employee Stock Option Plan 1999


1.02    Interpretation
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In this Agreement and the Exhibits    and Schedules     hereto, except to the
extent that the context otherwise requires:

(a) References to any document or agreement including this Agreement shall be deemed to include any references to such documents or agreements as amended, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein.

(b) References to a statute, ordinance or other law shall be deemed to include regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

(c)     References herein to Clauses    Exhibits       and         Schedules
        are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to
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        this Agreement shall be deemed to form part of this Agreement. The headings are inserted for convenience only and shall not affect the construction of this Agreement.

(d) Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.


2       TRANSFER OF EMPLOYEES

2.01 The Company has agreed to employ on and from the Effective Date and WIPRO has agreed to release from its employment all the Employees on the terms and conditions contained in the Agreement. In doing so, the provisions of the Industrial Disputes Act, 1947, wherever applicable shall be complied with.

2.02    Consistent with Clause 2.01, WIPRO agrees:

(a) to consent to termination of the employment of all the Employees by virtue of the transfer of such Employees to the Company.

(b) to obtain within 30 days from the Effective Date the documents referred to in Clause 2.04 from the Employees.

(c) to transfer to the Company all employee Deferred Benefits which are funded and/or provided in the audited accounts of WIPRO relating to the PSD as of the Effective Date.

2.03    Consistent with Clause 2.01, the Company agrees:

(a) to provide employment to the Employees from the Effective Date with full continuity of service.

(b) to obtain within 30 days from the Effective date the documents referred to in Clause 20.04 from the Employees.

(c) to Pay / Provide all Deferred Benefits in respect of the period of employment of the Employees with WIPRO which are not funded and/or provided in the audited accounts of WIPRO relating to PSD Employees .

(d) to provide the Employees who were granted Wipro Stock Options by WIPRO, adequate stock options of the Company to compensate the Employees for the expected value appreciation in the market value of the shares of WIPRO.

(e) to provide the Employees who have WERT Shares of WIPRO, adequate number of shares of the Company to compensate the Employees for the expected value appreciation in the market value of the shares of WIPRO.

2.04 In connection with the transfer of the Employees, WIPRO and the Company shall have jointly procured from each of the Employees their consent in writing to transfer their employment to the Company with effect from the Effective Date on the terms and conditions agreed upon by and between WIPRO and the Company. The Company and WIPRO shall also procure a confirmation from the Employees that , the Employees will have no claims against WIPRO arising out of their employment by WIPRO, by signing the form and acknowledgement of transfer of employment in the form annexed as Exhibit A.

2.05 In the event that following Completion, any of the Employees makes a legitimate claim against WIPRO regarding any shortfall in the Deferred Benefits that the Company has undertaken to compensate the Employees for, then WIPRO shall be entitled to:
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        (a)  insist that the Company pay / provide the whole or part of the
             Deferred Benefits and the Company shall make such payment; and / or

        (b) pay / provide such Deferred Benefits (to the extent possible) itself. In such an eventuality, the Company shall indemnify and keep indemnified WIPRO from and against the full amount of such claim.

2.06 WIPRO and Purchaser agree that each of the Employees as listed in Part B of Schedule 2 shall be given an option to be transferred back to WIPRO within 24 months from the effective date. In the event of any of the employees exercising an option to be transferred back to WIPRO, the Employee shall be entitled to Wipro stock options. The exercise price of such Wipro stock options would get adjusted to the extent of the upward or downward movement of stock during the period such employee was in the employment of the Company.

2.07 All Retained Employees as per details set out in Part A of Schedule 2 shall continue to be in the employment of WIPRO.

2.08 WIPRO agrees to send the "Retained employees under deputation" as per details set out in Part B of Schedule 2 to the Company on deputation for such period of time as may be mutually agreed by and between WIPRO and the Company.

2.09 WIPRO agrees to send on a sabatical each of the "Retained employees under sabatical" as per details set out in Part C of Schedule 2 for such period of time as may be mutually agreed by and between WIPRO and the Company.

2.10 It is agreed that the Company shall not offer additional stock options in excess of 10% per annum of the Equity Share Capital of the Company without the prior written consent of WIPRO.

2.11 In the case of either of the Employees or Retained Employees who are not in agreement with the understanding between WIPRO and the Company as in Clause 2.02 to 2.06, WIPRO and the Company shall mutually work out a joint action plan in respect of such Employees or Retained employees and the cost of such action shall be equally borne by WIPRO and the Company.

3       PAYMENT OF LEGAL DUES TO EMPLOYEES

        It is expressly agreed and understood by and between WIPRO and the Company that WIPRO shall immediately upon execution of this Business Sale Purchase Agreement takes appropriate steps to pay legal dues to the Employees arising out of transfer of Ownership and Management in terms of this Agreement. It is expressly agreed, understood and clarified by and between WIPRO and the Company that this Agreement shall for all practical and legal purpose be treated as transfer of Ownership and Management upon terms and conditions most specifically set out in this Agreement fully consistent with the provisions of Sections 25 FF of the Industrial Disputes Act, 1947 in respect of transfer of Ownership and Management.

4       REPRESENTATIONS AND WARRANTIES

4.01 As of the date of this Agreement, WIPRO represents and warrants as under:

        (a) That is has the power to sell the Business in accordance with the terms of this Agreement and has in this connection, obtained all necessary internal approval for the transfer of the Business.

        (b) Except as provided in this Agreement and except as stipulated by applicable law or separately disclosed to the Company by way of a disclosure letter, the Business is not
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             subject to any encumbrance, mortgage, charge, pledge or lien or any other form of security interest.

4.02 As of the date of this Agreement, the Company represent and warrant as under:

        (a) That it is duly and validly organised and incorporated under the laws of India.

        (b) That is has obtained all requisite internal approvals to enter into and deliver this Agreement and perform the obligations hereunder.

        (c) The provisions of this Agreement and all related documentation to implement the provisions of this Agreement constitute legal, valid and binding obligations and are enforceable against itself in accordance with the terms of this Agreement, subject to insolvency laws and such other laws affecting the enforcement of creditor's rights in general.

        (d) There is nothing under applicable law nor any provision in its constitutional documents which would prohibit, conflict with or in any way prevent the execution, delivery or performance of the terms of this Agreement.

5.      MISCELLANEOUS

5.01 Stamp duty and registration charges and all other levies or duties in respect of the sale and purchase of the Business shall be borne and paid for by the Company. All other out of pocket expenses and lawyers fees, if any, shall be borne by the party incurring the same.

5.02 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other Party):

        in the case of WIPRO:      Corporate Vice President - Legal and Company
                                   Secretary
                                   Wipro Limited,
                                   Doddakannelli, Sarjapur Road,
                                   Bangalore - 560 035
                                   Fax: (91-80) 8440051

        in the case of Company to: Chief Executive Officer
                                   Wipro ePeripherals Limited
                                   40/1A Basappa Complex
                                   Bangalore
                            Fax    2270378

        in the case of
        Wipro Trademarks Holding Ltd  Director
        Wipro Trademarks Holding Ltd.
                                      Doddakannelli, Sarjapur Road
                                      Bangalore
                               Fax    8440051

        In the case of Promoters      Ram N Agarwal
                                      209/1B, HAL II Stage
                                      16 B Main
                                      Bangalore 560 008
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        Any notice, demand or other communication so addressed to the relevant
        Party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address and (b) if given or made by fax, when despatched.

5.03 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

5.04    This Agreement shall not be assignable by any of the Parties.

5.05 This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties and it is expressly declared that no variations and / or amendments hereof shall be effective unless made in writing.

5.06 The provisions of this Agreement including the representations, warranties and undertakings herein contained, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

5.07 The parties hereto shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement and to effect the transfer of the Business to the Company as contemplated hereunder.

5.08 This Agreement is governed by and construed in accordance with Indian law.

5.09 Any and all disputes, questions, differences or claims under or in relation to this Agreement shall first be negotiated by and between the Parties. At any time during the negotiations, either of the Parties can refer the dispute, question, difference or claim to arbitration in Bangalore, in accordance with the provisions of the Arbitration and Conciliation Act, 1996.

5.10 Subject to Clause 5.09, the courts in Bangalore alone shall have jurisdiction in relation to this Agreement.


IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.


SIGNED by Suresh C Senapaty
Corporate Executive VP-Finance                    )
for and on behalf of WIPRO                        )
in the presence of: Satish Menon                  )
Corporate Vice President-Legal & Company Secretary

SIGNED by Ram N Agarwal                           )
for and on behalf of THE COMPANY                  )
in the presence of: G Srinivasan                  )

SIGNED by Ram N Agarwal                           )
for and on behalf of THE PROMOTERS                )
in the presence of: G Srinivasan                  )
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                                  SCHEDULE 1

                               List of Employees


                                  SCHEDULE 2


                          PART A - RETAINED EMPLOYEES
                  PART B - RETAINED EMPLOYEES UNDER DEPUTATION
                  PART C - RETAINED EMPLOYEES UNDER SABATICAL